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EDITED TRANSCRIPT
VOXX - Q1 2017 VOXX International Corp Earnings Call

EVENT DATE/TIME: JULY 12, 2016 / 02:00PM GMT

CORPORATE PARTICIPANTS
Glenn Wiener GW Communications - IR
Pat Lavelle VOXX International Corporation - President & CEO
Michael Stoehr VOXX International Corporation - SVP & CFO

CONFERENCE CALL PARTICIPANTS
Rob Stone Cowen and Company - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the VOXX International results conference call. (Operator Instructions) As a reminder, today's conference call is being recorded.

I would now like to turn the conference over to Mr. Glenn Weiner, investor relations. Please go ahead, sir.

Glenn Wiener - GW Communications - IR

Thank you, Candace, and good morning, everyone. Welcome to VOXX International's fiscal 2017 first-quarter results conference call.

Our call today is being webcast on our website, www.VOXXintl.com, and can be accessed in the investor relations section. We also have a replay available for those who are unable to join us this morning.

We filed our Form 10-Q with the Securities and Exchange Commission and issued our press release over PRNewswire yesterday. Both copies can be found on our website in the IR section under SEC filings and news releases, respectively.

Speaking for management this morning will be Pat Lavelle, our President and Chief Executive Officer, and Michael Stoehr, our Senior Vice President and Chief Financial Officer, both of whom will be available for questions after our prepared remarks.

Before I turn the call over to Pat, I would like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The Company assumes no responsibility to update any such forward-looking statements and risk factors associated with our business are detailed in our Form 10-K for the period ended February 29, 2016.

At this time, I would like to turn the call over to our CEO, Pat Lavelle.

Pat Lavelle - VOXX International Corporation - President & CEO

Thank you, Glenn, and good morning, everyone. I will begin with a brief recap of our Q1 performance and some of the drivers within each of our business segments. Michael will then cover our balance sheet before we open up the call for questions.

Automotive sales were down a little less than 5% when factoring in the euro conversion and the sale and licensing of our 12-volt audio business. The decline was expected. Our international OEM business grew with new programs in place for digital antennas and tuners. However, that growth was not enough to offset declines in North America.

In the aftermarket, we experienced lower sales of remote starts and satellite radio products, which continue to become a lower percentage of our overall automotive business. Our OEM operations were also impacted by lower sales of remote starts and we had a number of rear seat entertainment programs come to an end with new programs coming on board towards the end of the fiscal year.

Our gross margins held, coming in at 30%, and the segment was profitable on a pretax basis, though less than last year, given the decline in sales and the increase in R&D spend. Looking ahead, we expect OEM sales to be up and aftermarket sales to be down in fiscal 2017. Overall, based on Q1 performance and some shift in programs, we anticipate this segment will be down to flat for the year. With that said, we expect to see consistent increases in FY18 and beyond as new programs roll out.

Q4 was a strong quarter for new awards with over $300 million in new business and during Q1 we were awarded another $40 million in new programs with Daimler and Volkswagen. The transition to new technologies within antennas, tuners, rear seat infotainment, and remote start is fueling our optimism and we are building a strong pipeline which we anticipate will drive growth for years to come.

Within premium audio, our sales grew by 10% and our gross margins increased by 250 basis points. As we've discussed on prior calls, during Q4 we launched several products across the line, most of which sold out. Although this segment declined last year, it began a reversal during the second half as we transitioned into new digital products and this led to our Q1 increase.

In Q1, we had higher sales of sound bars, HD wireless speakers, and headphones. Klipsch is aggressively attacking three areas of digital streaming to fill its portfolio: multiroom streaming systems, portable streaming speakers, as well as true high-resolution home theater. A full complement of the Play-Fi system scheduled to launch in our second and third quarters allow customers to wirelessly stream audio throughout their homes thanks to new sound bars, wireless surround speakers, and gates that bring Play-Fi functionality to both passive and powered speakers.

The Klipsch Reference Premier HD wireless system continues to build momentum as one of the leaders in wireless home theater. Additionally, both the Klipsch and Jamo brands are targeting the fast-growing custom installation segment, launching complete outdoor speakers and electronic systems which will retail between $2,000 and $8,000. All-in-all, we expect these products will drive continued growth in this category for the year.

Consumer accessory sales declined by $3 million, or approximately 7%, coming off a quarter in which we grew by $7 million. This segment will grow in FY17; this has not changed. We are doing very well with our 808 brand and we now have the number six market share position in Bluetooth speakers according to NPD. Our reception line is up over last year and we expect to see continued growth in this category, expanding upon our number one market position.

And most recently, NPD surveyed the universal remote market and we have grown our number one position to a 48% market share. We also have a new line of Project Nursery products which will be placed by the end of July at retailers such as buybuy BABY, Babies "R" Us, Amazon, Giggle, and virtually-affiliated locations. Additionally, our new 360fly 4K action cameras, which began shipping in late May, will now rollout beyond our initial retail partners.

We also have new programs for wireless outdoor speakers with Walmart and Costco, which we'll launch in the third quarter, and we have expanded our antenna distribution to include cable operators. We feel positive about growth in our accessory business this year. And, lastly, gross margins of 24.7% were consistent with last year's Q1 and we expect them to hold throughout the year.

Looking at the quarter as a whole, consolidated sales were off approximately $9 million, gross margins improved 50 basis points and our operating expenses increased by $4.4 million, all of which were attributed to EyeLock and other increases in R&D. We posted a net loss of $4.3 million versus a net loss of $700,000 in last year's first quarter. Note, EyeLock's loss for the quarter was $4.6 million, and when factoring in our 54% ownership percentage and the impact to VOXX, our net loss would have been approximately $1.5 million.

Investments in R&D are essential for our company and we fully intend to support each of our business segments to ensure we are driving technology. While these investments may not translate into immediate sales and would curtail profitability, they are what will fuel our future growth.

R&D for EyeLock is in full swing. We remain in tests with Diebold and Citibank, and Tyco recently announced its integration of EyeLock's nanotechnology into their solutions portfolio, providing end-users with expanded options for a highly-secure access control solution. We are also working with Wistron and remain in tests to integrate EyeLock's technology into computers, laptops, printers, and portable devices.

In automotive, R&D is critical and has led to our contract wins that will translate into sales as the production start for many of these programs will begin next year. The same can be said for premium audio as increased investments in R&D led to the introduction of the new digital products we are launching this year.

We are confident that FY17 will show a return to growth, driven by strength in our consumer accessories and premium audio segments. And with automotive flat to down modestly due to a timing of OEM programs, gross margins are expected to be consistent with the prior year and our total operating expenses, even with the addition of a full year's worth of EyeLock's overhead, should be down. As we move further along into the year we will provide more clarity around our expectations.

I'll turn the call over to Mike now to touch upon our balance sheet and then we will open up the call for questions. Michael?

Michael Stoehr - VOXX International Corporation - SVP & CFO

Thanks, Pat. Good morning, everyone. Pat provided details around our quarter-one performance as it relates to the income statement, so I will focus my remarks on our balance sheet, but I would like first to provide more color around our R&D spend.

In the first quarter of FY17 our total R&D expenses were $10.3 million versus $5 million last year, up $5.3 million. $2.8 million of this increase was in our automotive segment and is in support of both current and future OEM programs we are working on, as well as new technologies being developed by VOXX Hirschmann. Premium audio R&D increased approximately $500,000 and this was for the continued development of new digital solutions that Pat referenced earlier.

Consumer accessories R&D increased by $2 million with the bulk of the R&D allocated to support the future generation of EyeLock iris authentication solutions. Our core overhead was flat when removing EyeLock-related expenses. Without EyeLock expenses and the R&D increases associated with our business segments, core overhead would've been down $3.3 million. We continue to look for synergies and other cost savings that will drive better bottom-line performance.

Now for the balance sheet. Our cash position as of May 31, 2016, was $8.6 million versus $11.8 million as of February 29, 2016. Cash receivable net was $78.9 million, down $8.2 million, while our accounts payable net were at $57.8 million, up $2 million. Our inventory position stood at $150.6 million, up $6.6 million, and this was principally due to higher inventory in support of product load-ins planned for the second quarter within our consumer accessories and premium audio segments.

Our total debt as for the quarter-end, less our current portion of long-term debt and less debt issuance costs, stood at $91.9 million, as compared to $88.2 million, an increase of $3.7 million. The increase was in our domestic credit facility which amounted to $86.2 million at quarter end, but is offset by the settlement of our mortgage related to our Klipsch headquarters in Indianapolis. During the quarter we repaid this mortgage in the amount of $5.6 million in conjunctions with our amendment to our credit facility.

Also as an offset, our euro asset-based lending obligations used to support VOXX Germany declined by $800,000. You can find a breakout of our debt position on page 21 of our 10-Q.

As I discussed on our last call in April, we closed on our second amended and restated credit agreement which provided a total facility of $155 million composed of $140 million asset-based loan and a $15 million four-year term loan. The ABL can be increased at our option up to $175 million. The ABL is secured by accounts receivable inventory in certain assets of the Company and our term loan is secured by the Company's trademarks.

Details on our facilities and debt position can be found on our Form 8-K on page 21.

As of May 31, our excess availability related to our revolving credit facility borrowing base was $22 million. We expect to be generating positive operating income and EBITDA in FY17 and have the necessary resources to execute our plan to support R&D investments for all our segments.

This concludes my prepared remarks and I know open up the call for questions. Operator?

QUESTION AND ANSWER

Operator

(Operator Instructions) Rob Stone, Cowen and Company.

Rob Stone - Cowen and Company - Analyst

I have a few questions. The first one, Pat, on your commentary about the overall growth and segment outlook for this year.

If automotive is going to be down to flat as you mentioned, do you see enough growth in consumer accessories and premium audio to get to, say, mid-single-digit kind of overall top line for the year?

Pat Lavelle - VOXX International Corporation - President & CEO

Yes, we anticipate that we will grow sales, even with the automotive segment being flat. We are expecting to see good load-ins for new launches of our digital products at Klipsch and we have a number of launches scheduled for the third quarter within our accessory group. We think that the combination of those increases will offset any declines that we see in the automotive sector and give us some growth.

Rob Stone - Cowen and Company - Analyst

Okay. Any more color you can provide any action camera category? The leading player in that segment has seen a lot of tough compares lately. Of course, you are riding the back of new products with different capabilities, but what is your general thought on that segment?

Pat Lavelle - VOXX International Corporation - President & CEO

The feeling -- it's still an active market. It's still a $1 billion-plus market and there aren't that many players in it. There are new players coming, but there aren't that many new players entering the market that are a true action camera. There may be companies coming in that are 360, but they are not robust enough to be used while surfing or skiing or something like that.

Our ability to stream live on our new 4K camera is very positive. We have a lot of new functionality in that camera over the HD camera we've been selling, so we anticipate some good increases within our 360 play category no matter what happens with the competition.

I think the competition has been very successful; they established a new market. But it's tough to keep that hockey stick growth and I think we are feeling some of the problems that exist in any business as you try to repeat outstanding growth.

Rob Stone - Cowen and Company - Analyst

Okay. On gross margins I think you said you expect full-year gross margins to be comparable. In the premium audio segment margins were up quite nicely. Is that sustainable on the back of these new digital products?

Pat Lavelle - VOXX International Corporation - President & CEO

With the new launches of any product, we always see a lift in margins and then as the products mature somewhat the margins will decline. But I would think this year with the multitude of new launches we have with new product that it will be sustainable for this year.

Rob Stone - Cowen and Company - Analyst

Great. With respect operating expenses, you guided that they should be down on the year, notwithstanding the increased investment in EyeLock. In what areas otherwise are there offsets, if you are investing in EyeLock and R&D as noted?

Pat Lavelle - VOXX International Corporation - President & CEO

We've done a lot of work over the last two years, both in our premium audio sector and in our accessory group, to bring down overhead as we saw those sales decline somewhat. So we believe that both of those operations' overhead will be lower than last year. That's helping to offset the increase that we see coming from EyeLock.

In addition, part of our R&D spend in the automotive group is covered by NRE payments that we charge to our customers for certain programs and certain contracts. We did not really receive any NRE payments for the first quarter of this year, but there are NRE payments scheduled and that will reduce the overhead over and within our automotive group as well. So when I combine all that and I look at the overhead that we have for EyeLock, we should be down.

Rob Stone - Cowen and Company - Analyst

Great. A couple of questions for Michael, if I may. Can you provide any color on the equity and other nonoperating income items in the quarter?

Michael Stoehr - VOXX International Corporation - SVP & CFO

You talking about the equity investee, ASA?

Rob Stone - Cowen and Company - Analyst

Right.

Michael Stoehr - VOXX International Corporation - SVP & CFO

Yes, they are having a good quarter. They had a good quarter with the business that they are involved. They are over in the specialty marketing area, which is marine vehicles, trucks, buses, that type of product.

Rob Stone - Cowen and Company - Analyst

Okay. And then other income besides the ASA equity?

Michael Stoehr - VOXX International Corporation - SVP & CFO

We really don't have -- this year, this quarter we didn't have that much. We had some foreign exchange gains and a little bit of losses.

Rob Stone - Cowen and Company - Analyst

Okay. My final question, Michael, is on the tax rate. First quarter I think it was around 18.5%. Can you comment on the outlook for the full year?

Michael Stoehr - VOXX International Corporation - SVP & CFO

The taxes are going to be driven by the -- when we did the goodwill and intangibles, they're coming through on a gap basis. We have a naked credit due to the losses. It should kind of towards the third or fourth quarter, as the Company returns to profitability, get back up to the 35% level on a GAAP basis.

Rob Stone - Cowen and Company - Analyst

All right. So 35% or so in the second half?

Michael Stoehr - VOXX International Corporation - SVP & CFO

Yes, stay with that. It's just the timing now that we have with the way the profitability is running.

Rob Stone - Cowen and Company - Analyst

Okay, thanks very much. That's all I had.

Operator

(Operator Instructions) I'm showing no further questions at this time. I would like to turn the conference back over to Mr. Lavelle for closing remarks.

Pat Lavelle - VOXX International Corporation - President & CEO

Thank you. Obviously, we don't like to see losses, but I can tell you that we are ahead of our internal plan as we move into the second quarter. We anticipated these losses because of the additional investments that we are making, but we expect that with increased sales as we move into our second quarter but our most important third quarter that we will right this ship and get it back to profitability.

With the addition of the new programs that we expect to see starting within the automotive space, as early as January this year, providing everything stays on launch schedule and everything, that we will start to return this company to significant growth. I want to thank you for your interest and I wish you a good afternoon.

Operator

Ladies and gentlemen, thank you for participating in today's conference. This does include the program and you may all disconnect. Have a great day, everyone.

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